Exhibit 99.1

Aspen Technology Delays Filing of Form 10-Q and Requests Hearing with NASDAQ Stock Market

CAMBRIDGE, Mass.—(BUSINESS WIRE)—Nov. 18, 2004—Aspen Technology, Inc. (Nasdaq: AZPN) today announced that due to the delay in filing its Form 10-Q for the period ended September 30, 2004, it has received a letter from The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace rule, 4310(c)(14). The company has delayed filing its 10-Q due to the ongoing review being conducted by its Audit Committee into the accounting for certain software license and service agreement transactions entered into with certain alliance partners and other customers during fiscal years 2000-2002. The company had previously announced this review in a press release dated October 27, 2004.

AspenTech will request a hearing before a Nasdaq Listing Qualifications Panel, which will automatically stay the delisting of AZPN common stock pending the panel’s review and determination. Until the Panel’s final determination and the expiration of any exception granted by the Panel, AspenTech’s common stock will continue to be traded on the Nasdaq National Market. However, as a result of the delayed 10-Q filing, the trading symbol for the company’s common stock will be changed from AZPN to AZPNE effective as of the opening of business on Thursday, November 18, 2004.

While the company is working diligently to complete the preparation and auditor review of its financial statements, there can be no assurance that the Panel will grant the company’s request for an exception that would allow the continued listing of the company’s common stock on the NASDAQ Stock Market. The company will need to file its Form 10-Q for the quarter ended September 30, 2004 with the Securities and Exchange Commission and meet any other Panel requirements as a condition to obtaining the Panel’s approval of continued listing on the NASDAQ Stock Market.

The company also announced today that it intends to delay its Annual Shareholder Meeting, which was originally scheduled for December 7, 2004. A notice of the new meeting date along with the company’s proxy statement and annual report will be sent to shareholders in advance of the newly scheduled meeting.

About Aspen Technology

Aspen Technology, Inc. provides industry-leading software and implementation services that enable process companies to use simulation models to increase efficiency and profitability. aspenONE, a new generation of software solutions from the company, represents a major step forward in helping process manufacturers achieve their strategic operational excellence initiatives. The first comprehensive offering to address the demands of the Enterprise Operations Management (EOM) market, aspenONE provides companies with integrated systems that enable them to manage and optimize their operational performance. Over 1,500 leading companies already rely on the company’s software, including Aventis, Bayer, BASF, BP, ChevronTexaco, Dow Chemical, DuPont, ExxonMobil, Fluor, GlaxoSmithKline, Shell, and Total. For more information, visit www.aspentech.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statement using the term “will,” “should,” “could,” “anticipates,” “believes” or a comparable term is a forward-looking statement. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including: AspenTech’s lengthy sales cycle which makes it difficult to predict quarterly operating results; the FTC proceeding challenging AspenTech’s acquisition of Hyprotech; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; AspenTech’s ability to raise additional capital as required; AspenTech’s ability to integrate the operations of acquired companies; intense competition; AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; and other risk factors described from time to time in AspenTech’s periodic reports and registration statements filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. Moreover, neither AspenTech nor anyone else assumes responsibility for the accuracy and completeness of any forward-looking statements. AspenTech undertakes no obligation to update any of the forward-looking statements after the date of this press release.

AspenTech, aspenONE and the Aspen logo are trademarks of Aspen Technology, Inc., Cambridge, Mass.

Aspen Technology, Inc.
Joshua Young, 617-949-1274
joshua.young@aspentech.com